SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported October 28, 1998)


                               BOC FINANCIAL CORP.
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              (Exact name of Registrant as specified in its charter)




    North Carolina                000-24245                   56-6511744
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
  of incorporation)                                  number)



              107 South Central Avenue, Landis, North Carolina 28088
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (704) 857-7277


                                 Not Applicable
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                 (Former address of principal executive offices)

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Item 5  Other Events.
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On October 28, 1998, the Board of Directors of the Registrant authorized the purchase of up to 46,000 shares of its $1.00 par value common stock. In accordance with the policy of the Federal Deposit Insurance Corporation, the number of shares to be repurchased will not exceed 5% of the shares issued by the Registrant upon the conversion of Landis Savings Bank, SSB from mutual to stock form and its simultaneous conversion to a North Carolina-chartered commercial bank, Bank of the Carolinas (the Registrant is the holding company for the bank). The purchases will begin on October 28, 1998, and will be made through open market or privately negotiated transactions, subject to market conditions and trading restrictions.

On October 28, 1998, the Board of Directors of the Registrant also declared the first cash dividend of the Registrant's common stock of $.10 per share. The dividend is payable on November 30, 1998, to shareholders of record on November 15, 1998.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BOC FINANCIAL CORP.



                        By: /s/ Stephen R. Talbert
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                              Stephen R. Talbert, Chief Executive Officer



Dated:  November 2, 1998



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                                  EXHIBIT INDEX


EXHIBIT NUMBER                                      DESCRIPTION OF EXHIBIT
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      21                                  Press Release dated October 28, 1998